Exhibit 99.1

Beachbody (BODi) Reports Second Quarter Financial Results

Revenues Better Than Guidance

Gross Margin of 72%-up 300bps over prior year

Net Loss Within Guidance

Adjusted EBITDA Better Than Guidance

Seventh Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (August 5, 2025) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its second quarter ended June 30, 2025.

Carl Daikeler, BODi's Co-Founder and Chief Executive Officer, commented:

“Our better than expected results reflect that the strategic decisions that we have made during our transformation are working. We have significantly reduced our breakeven levels, generated free cash flow for the first half of 2025 and recorded our seventh consecutive quarter of positive adjusted EBITDA. We are now evolving our marketing and distribution models to reach more people with compelling solutions that will significantly broaden our market opportunities. With our dramatically improved cost structure and our strong portfolio of some of the most recognized brands in fitness and nutrition, we will continue to optimize our new agility and efficiencies while developing an exciting product pipeline that we will introduce into new distribution channels that were previously unavailable to us."

"Looking ahead, we have a line of sight to achieving positive free cash flow for the full year 2025 for the first time since 2020, marking an important milestone in our company's transformation. We are confident in our direction and encouraged by our progress, while we remain focused on the disciplined execution to position BODi for long-term success”.

Second Quarter 2025 Results

•
Total revenue was $63.9 million compared to $110.2 million in the prior year period.
o
Digital revenue was $39.7 million compared to $58.8 million in the prior year period and digital subscriptions totaled 0.94 million in the second quarter.
o
Nutrition and Other revenue was $24.2 million compared to $50.1 million in the prior year period and nutritional subscriptions totaled 0.07 million in the second quarter.
o
Connected Fitness revenue was $0.1 million compared to $1.3 million in the prior year period as we ceased the sale of bike inventory in the first quarter of 2025.
•
Total operating expenses were $50.2 million compared to $85.9 million in the prior year period.
•
Operating loss improved by $5.5 million to $4.0 million compared to an operating loss of $9.5 million in the prior year period.
•
Net loss was $5.9 million, which included $2.5 million of restructuring related costs, compared to a net loss of $10.9 million in the prior year period.
•
Adjusted EBITDA1 was $4.6 million compared to $4.9 million in the prior year period.
•
Cash provided by operating activities for the six months ended June 30, 2025 was $6.6 million compared to cash provided by operating activities of $8.2 million in the prior year period, and cash used in investing activities was $2.5 million compared to cash provided by investing activities of $2.7 million in the prior year period. Free cash flow1 was $4.1 million compared to $5.3 million in the prior year period.

The prior year periods do not reflect the impact of the pivot in our business model that the Company announced on September 30, 2024 and executed in the fourth quarter of 2024, so results are not directly comparable with the prior periods.

1Definitions of (1) Adjusted EBITDA, (2) free cash flow and (3) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	Change v 2024	2025	2024	Change v 2024

Digital Subscriptions (in millions)	0.94	1.15	(18.3%)	0.94	1.15	(18.3%)
Nutritional Subscriptions (in millions)	0.07	0.14	(52.1%)	0.07	0.14	(52.1%)
Total Subscriptions (in millions)	1.01	1.30	(22.0%)	1.01	1.30	(21.3%)

Average Digital Retention	96.7%	96.5%	20bps	96.8%	96.1%	70bps
Total Streams (in millions)	18.0	22.7	(20.4%)	38.8	48.3	(19.7%)
DAU/MAU	31.4%	31.9%	-50bps	32.0%	32.6%	-60bps

Connected Fitness Units Delivered (in thousands)	0.0	1.6	(98.9%)	1.5	5.1	(69.9%)

Digital	$39.7	$58.8	(32.5%)	$82.6	$120.3	(31.3%)
Nutrition & Other	$24.2	$50.1	(51.8%)	$52.8	$105.6	(50.0%)
Connected Fitness	$0.1	$1.3	(94.2%)	$0.9	$4.3	(79.8%)
Revenue (in millions)	$63.9	$110.2	(42.0%)	$136.3	$230.2	(40.8%)
Net Loss (in millions)	($5.9)	($10.9)	45.7%	($11.6)	($25.1)	53.8%
Adjusted EBITDA (in millions)	$4.6	$4.9	(6.1%)	$8.3	$9.5	(12.6%)

Outlook for The Third Quarter of 2025

	Outlook For Quarter Ending September 30, 2025
	Low	High
(in millions)
Revenue	$51	$58

Net Loss	$(4)	$-

Adjustments:
Depreciation	$2	$2
Amortization of Content Assets	$2	$2
Interest Expense	$1	$1
Equity-Based Compensation	$1	$1
Other Adjustment Items	$-	$-
Total Adjustments	$6	$6

Adjusted EBITDA	$2	$6

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, August 5, 2025, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada) and provide the conference identification number: 327708. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until August 12, 2025, by dialing (866) 813-9403 (U.S & Canada). The replay passcode is 843571.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 28, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at June 30, 2025 and December 31, 2024, respectively)	$25,561	$20,187
Restricted short-term investments	4,250	4,250
Inventory	11,406	16,303
Prepaid expenses	4,687	9,034
Other current assets	11,391	28,911
Total current assets	57,295	78,685
Property and equipment, net	10,606	12,749
Content assets, net	8,451	12,179
Goodwill	65,166	65,166
Right-of-use assets, net	2,540	3,063
Other assets	1,836	2,714
Total assets	$145,894	$174,556
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,970	$9,534
Accrued expenses	20,602	24,982
Deferred revenue	66,640	77,273
Current portion of lease liabilities	1,361	1,338
Current portion of Term Loan	—	9,500
Other current liabilities	2,561	5,011
Total current liabilities	96,134	127,638
Term Loan	23,300	9,668
Long-term lease liabilities, net	1,369	1,973
Deferred tax liabilities	—	1
Other liabilities	4,933	7,106
Total liabilities	125,736	146,386
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,337,131 and 4,218,828 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively;	1	1
Class C: no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	675,386	671,735
Accumulated deficit	(655,166)	(643,518)
Accumulated other comprehensive loss	(64)	(49)
Total stockholders’ equity	20,158	28,170
Total liabilities and stockholders’ equity	$145,894	$174,556

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenue:
Digital	$39,693	$58,771	$82,604	$120,277
Nutrition and other	24,172	50,101	52,825	105,613
Connected fitness	76	1,311	875	4,339
Total revenue	63,941	110,183	136,304	230,229
Cost of revenue:
Digital	4,893	11,476	11,104	24,338
Nutrition and other	11,740	19,621	25,191	41,905
Connected fitness	1,070	2,710	2,222	6,328
Total cost of revenue	17,703	33,807	38,517	72,571
Gross profit	46,238	76,376	97,787	157,658
Operating expenses:
Selling and marketing	25,528	56,308	56,498	115,569
Enterprise technology and development	10,611	17,162	23,207	34,879
General and administrative	11,571	12,388	23,228	25,871
Restructuring	2,492	—	2,492	1,644
Total operating expenses	50,202	85,858	105,425	177,963
Operating loss	(3,964)	(9,482)	(7,638)	(20,305)
Other income (expense):
Loss on debt extinguishment	(2,166)	(719)	(2,166)	(1,928)
Change in fair value of warrant liabilities	1,558	647	869	(77)
Interest expense	(1,268)	(1,652)	(2,833)	(3,527)
Other income, net	41	408	266	885
Loss before income taxes	(5,799)	(10,798)	(11,502)	(24,952)
Income tax provision	(101)	(67)	(146)	(129)
Net loss	$(5,900)	$(10,865)	$(11,648)	$(25,081)

Net loss per common share, basic and diluted	$(0.85)	$(1.59)	$(1.68)	$(3.70)
Weighted-average common shares outstanding, basic and diluted	6,951	6,813	6,917	6,787

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(11,648)	$(25,081)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	4,910	10,789
Amortization of content assets	5,018	8,652
Provision for inventory	559	1,012
Realized losses on hedging derivative financial instruments	—	64
Change in fair value of warrant liabilities	(869)	77
Equity-based compensation	3,741	9,104
Deferred income taxes	—	1
Amortization of debt issuance costs	1,119	1,153
Paid-in-kind interest expense	218	405
Loss on debt extinguishment	2,166	1,928
Change in lease assets	523	(272)
Gain on sale of property and equipment	—	(784)
Changes in operating assets and liabilities:
Inventory	4,340	131
Content assets	(1,290)	(4,195)
Prepaid expenses	4,348	3,177
Other assets	18,497	9,217
Accounts payable	(4,647)	2,371
Accrued expenses	(4,906)	(5,603)
Deferred revenue	(12,360)	(768)
Other liabilities	(3,139)	(3,169)
Net cash provided by operating activities	6,580	8,209
Cash flows from investing activities:
Purchase of property and equipment	(2,511)	(2,945)
Proceeds from sale of property and equipment	—	5,600
Net cash (used in) provided by investing activities	(2,511)	2,655
Cash flows from financing activities:
Proceeds from exercise of stock options	47	—
Debt borrowings	25,000	—
Debt repayments	(22,582)	(11,446)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	78	165
Tax withholding payments for vesting of restricted stock	(215)	(223)
Payment of debt issuance costs	(1,543)	—
Net cash provided by (used in) financing activities	785	(11,504)
Effect of exchange rates on cash, cash equivalents, and restricted cash	520	(442)
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,374	(1,082)
Cash, cash equivalents and restricted cash, beginning of period	20,187	33,409
Cash, cash equivalents, and restricted cash, end of period	$25,561	$32,327
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$900	$1,938
Cash (received) paid during the period for income taxes, net	(195)	185
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$481	$413
Supplemental disclosure of noncash financing activities:
Change in fair value of Term Loan warrants due to amended exercise price	$—	$141
Debt issuance costs, accrued but not paid	238	—
Paid-in-kind fee recorded as incremental debt issuance cost	—	566

Exhibit 99.1

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024

Net loss	$(5,900)	$(10,865)	$(11,648)	$(25,081)
Adjusted for:
Loss on debt extinguishment (1)	2,166	719	2,166	1,928
Depreciation and amortization	2,022	5,411	4,910	10,789
Amortization of capitalized cloud computing implementation costs	38	38	75	75
Amortization of content assets	2,289	4,112	5,018	8,652
Interest expense	1,268	1,652	2,833	3,527
Income tax provision	101	67	146	129
Equity-based compensation (2)	2,015	4,739	3,741	9,104
Restructuring and platform consolidation costs (3)	2,492	—	2,492	1,644
Change in fair value of warrant liabilities	(1,558)	(647)	(869)	77
Gain on sale of property and equipment	—	—	—	(784)
Non-operating (4)	(301)	(298)	(519)	(578)
Adjusted EBITDA	$4,632	$4,928	$8,345	$9,482

1 The three and six months ended June 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025. The three and six months ended June 30, 2024 represents the loss related to the $1.0 million, $5.5 million and $4.0 million partial debt prepayments that the Company made on January 9, 2024, February 29, 2024 and April 5, 2024, respectively.

2 Includes benefits due to the modification of stock awards of approximately zero and $0.9 million for the three and six months ended June 30, 2025, respectively, and approximately zero and $0.5 million for the three and six months ended June 30, 2024, respectively.

3 Includes post-Pivot restructuring expenses, primarily termination benefits, of $2.5 million for the three and six months ended June 30, 2025. Includes restructuring expense and personnel costs associated with key initiatives of approximately zero and $1.6 million during the three and six months ended June 30, 2024, respectively

4 Primarily includes interest income.

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

Exhibit 99.1

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	June 30,	December 31,
(in thousands)	2025	2024

Cash and cash equivalents	$25,561	$20,187
Less:
Current portion of Term Loan	—	9,500
Term Loan	23,300	9,668
Net cash position	$2,261	$1,019

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Six months ended June 30,
(in thousands)	2025	2024

Net cash provided by operating activities	$6,580	$8,209
Less:
Cash used in the purchase of property and equipment	2,511	2,945
Free cash flow	$4,069	$5,264

Investor Relations

IR@BODi.com